[PRICEWATERHOUSECOOPERS LOGO]
--------------------------------------------------------------------------------

                                                      PricewaterhouseCoopers LLP
                                                      905 East Main Street
                                                      Spartanburg SC 29302
                                                      Telephone (864) 577 8810
                                                      Facsimile (864) 577 8811

April 28, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Safety Components International, Inc. (copy attached), which we understand will be filed with the United Stated Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Safety Components International, Inc. dated April 25, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP